UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 15, 2007

Date of Report (Date of earliest event reported)

Kid Castle Educational Corporation

(Exact name of registrant as specified in its charter)

Florida	333-39629	59-2549529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan R.O.C.
(Address of Principal Executive Offices and Zip Code)

(011) 886-2-2218-5996
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

In 2003, Kid Castle Educational Software Development Company Ltd. (“KCES”), a wholly-owned subsidiary of Higoal Developments Ltd., which is a wholly owned subsidiary of Kid Castle Educational Corporation (the “Company”), and 21st Century Publishing House (“Publishing House”) entered into an agreement to jointly establish Jiangxi 21st Century Kid Castle Culture Media Co. Ltd. (“Culture Media”). A translated version of this agreement was filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-KSB filed on March 30, 2004.

Because Chinese law prohibits foreign investors from wholly-owning a publishing business, KCES and Publishing House entered into a loan agreement pursuant to which Publishing House borrowed money from KCES to fund the establishment of Culture Media.  The loan was entered into on May 27, 2003 and was to be repaid on May 27, 2004. A translated version of this loan agreement was filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-KSB filed on March 30, 2004.

On May 27, 2004, Publishing House was unable to repay the loan. Pursuant to terms of the loan agreement, Publishing House was required to transfer its 40% ownership in Culture Media to KCES in lieu of repayment of the loan amount. However, under Chinese law, Publishing House was unable to immediately transfer its ownership in Culture Media to KCES.

On June 11, 2007, following the expiration of the restriction on the transfer of 21st Century’s ownership interest, KCES elected to have Publishing House’s 40% ownership interest in Culture Media transferred to Kid Castle Educational Info Constitution Company Ltd. (“KCEI”), a wholly-owned subsidiary of KCES established in December 2006. A complete translation of the agreement effecting this transfer is filed with this Report on Form 8-K as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1	Equity Transfer Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, who is duly authorized.

Dated: June 15, 2007

By: Min-Tan Yang Name: Min-Tan Yang Title: Chief Executive Officer